                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements pertaining to various employee benefit plans of Forgent Networks, Inc. (Form S-8 Nos. 333-77733, 333,44533, 333-48885, 333-28499, 333-51822, 333-64212,
333-65472, 333-65464, 333-95754 and 333-65478) of our report dated September 9,
2003, with respect to the amended consolidated financial statements and schedule of Forgent Networks, Inc. included in its Annual Report (Form 10-K/A-2) for the year ended July 31, 2002.

                                                 /s/ Ernst & Young LLP

Austin, Texas
October 29, 2003

                                        5